EXHIBIT 99.1

Footnotes:


1. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective.
2. These shares are owned directly by Atlas Venture Fund III, L.P., or
AVF III. Dr. Formela is a director of Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., the general partner of AVF III. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

3.  These shares are owned directly by Atlas Venture Entrepreneurs' Fund
III, L.P., or AVE III. Dr. Formela is a director of Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., the general partner of AVE III. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

4. These shares will automatically convert into common stock upon the closing of the issuer's initial public offering of common stock.

5.  N/A.

6. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series B Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering.

7. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series C Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering.

8. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each one share of Series D Convertible Preferred Stock will convert into approximately 0.73 share of common stock upon the closing of the issuer's initial public offering.

9. These shares are owned directly by Atlas Venture Fund V, L.P., or AVF V. Dr. Formela is a director of Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., the general partner of AVF V. In such capacity he may be deemed to beneficially own these shares.
Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

10. These shares are owned directly by Atlas Venture Parallel Fund V-A, C.V., or Atlas V-A. Dr. Formela is a director of Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., the general partner of Atlas V-A. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

11. These shares are owned directly by Atlas Venture Entrepreneurs' Fund V, L.P., or AVE V. Dr. Formela is a director of Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., the general partner of AVE V. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

12. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series E Convertible Preferred Stock will convert into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering of common stock.

13. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Convertible Preferred Stock will convert will be between 86,639 and 105,657 shares.

14. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Convertible Preferred Stock will convert will be between 1,883 and 2,297 shares.

15. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Convertible Preferred Stock will convert will be between 190,617 and 232,459 shares.

16. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Convertible Preferred Stock will convert will be between 47,355 and 57,750 shares.

17. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Convertible Preferred Stock will convert will be between 3,172 and 3,869 shares.

18. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and
0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Convertible Preferred Stock will convert will be between 27,572 and 33,625 shares.

19. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Convertible Preferred Stock will convert will be between 599 and 731 shares.

20. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Convertible Preferred Stock will convert will be between 60,663 and 73,978 shares.

21. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Convertible Preferred Stock will convert will be between 15,070 and 18,377 shares.

22. Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Convertible Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price for the issuer's common stock and will be between approximately 0.73 and 0.89 shares of common stock for each share of Series F-1 Convertible Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Convertible Preferred Stock will convert will be between 1,009 and 1,231 shares.

23.  This warrant is immediately exercisable.

24. This warrant will automatically convert into a warrant to purchase shares of common stock upon the closing of the issuers' initial public offering.